UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARES CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ares Capital Corporation

245 Park Avenue, 44th Floor

 New York, NY 10167

YOUR VOTE IS IMPORTANT

PLEASE VOTE TODAY

May 15, 2014

Dear Stockholder:

We have previously mailed to you proxy materials in connection with the 2014 Annual Meeting of Stockholders of Ares Capital Corporation (the “Company”) to be held on Monday, June 2, 2014.  Your vote is extremely important and your participation is requested for this important meeting.

Your Board of Directors recommends that you vote FOR all director nominees in Proposal 1 and FOR Proposals 2 and 3.

Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the voting instruction form in the postage-paid return envelope provided.  Instructions explaining how to vote by telephone or via Internet are included in the box below or in your voting instruction form (enclosed herewith).

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely, Bennett Rosenthal Chairman

INTERNET & TELEPHONE VOTING

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.         Vote by Telephone.  Call the toll-free telephone number listed on your voting instruction form.  Have your 12 digit control number (listed on the form) ready and follow the simple instructions.

2.         Vote by Internet.  Go to www.proxyvote.com.  Have your 12 digit control number (listed on the form) ready and follow the simple instructions.